
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate joint vewntures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          OCT-31-1999
<PERIOD-END>                               OCT-31-1999
<CASH>                                       1,744,447
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              18,950,640<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  18,607,090<F2>
<TOTAL-LIABILITY-AND-EQUITY>                18,950,640<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,854,601<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,109,886
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (2,255,285)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (2,255,285)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (2,255,285)
<EPS-BASIC>                                   (4.80)<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash, total assets include real estate held for sale of
$9,457,148 investments in joint venture of $6,962,579 and other assets of $786,466.
<F2>Other Stockholders' Equity represents partners' capital.
<F3>Liabilities include accounts payable and accrued liabilities of $343,550.
<F4>Total revenue includes rent of $5,312,776 equity in earnings of joint ventures of $815,395 interest of $272,182, other revenues of $10,953 and losses on real estate of $4,556,705.
<F5>Represents net income per Unit of limited partnership interest.

